Exhibit 99.1
NEWS RELEASE
Contact:            Ted Detrick, Investor Relations – (215) 761-1414
                           Gloria Barone, Media Relations – (215) 761-4758

CIGNA REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS
ISSUES 2011 OUTLOOK

o
Full year 2010 results include strong revenues and earnings from each of our ongoing businesses, reflecting effective execution of our strategy, which includes broadening our existing customer relationships and growing our global customer base.

o	Consolidated revenues increased 15% to $21.3 billion for full year 2010. Revenue growth for 2010 reflects strong customer retention and new sales in each of our targeted market segments.

o	Adjusted income from operations1 increased 16% for full year 2010 to $1.28 billion, or $4.64 per share. Shareholders’ net income1 for full year 2010 was $1.35 billion, or $4.89 per share.

o	Adjusted income from operations1 for the fourth quarter of 2010 was $313 million, or $1.15 per share.

o
Full year 2011 consolidated adjusted income from operations1,3 is estimated to be in the range of $1.19 billion to $1.29 billion, or $4.30 to $4.70 per share.  This outlook reflects continued solid execution of our growth strategy, the expected impact of current health reform regulations and some acceleration of medical services utilization during 2011.

PHILADELPHIA, February 3, 2011 – CIGNA Corporation (NYSE: CI) today reported shareholders’ net income1 of $461 million, or $1.69 per share, for the fourth quarter of 2010 compared with shareholders’ net income1 of $330 million, or $1.19 per share, for the fourth quarter of 2009.  Shareholders’ net income1 included income of $0.31 per share in the fourth quarter of 2010 and $0.22 per share for the fourth quarter of 2009 related to the Guaranteed Minimum Income Benefits (GMIB)2 business, primarily due to favorable interest rate movements.  Shareholders’ net income1 also included special items5 with income of $0.15 per share in 2010, compared to a loss of $0.05 per share in 2009.

CIGNA's adjusted income from operations1 for the fourth quarter of 2010 was $313 million, or $1.15 per share, compared to adjusted income from operations1 of $285 million, or $1.03 per share, for the fourth quarter of 2009.  Adjusted income from operations1 in the quarter included favorable claim development in the Health Care business related to lower-than-expected medical utilization, which benefits our customers as well as our shareholders.

For full year 2010, shareholders’ net income1 was $1.35 billion, or $4.89 per share, compared to $1.30 billion, or $4.73 per share, for 2009.  Shareholders’ net income1 for 2010 included losses of $24 million, or $0.09 per share, compared to income of $209 million, or $0.76 per share, in 2009 related to the GMIB2 business.

For full year 2010, adjusted income from operations1 was $1.28 billion, or $4.64 per share, compared to $1.10 billion, or $3.98 per share, for full year 2009.

"In 2010, we effectively executed on our growth strategy, which drove solid revenue and earnings growth in each of our ongoing businesses,” said David M. Cordani, President and Chief Executive Officer of CIGNA Corporation.  “In 2011, we will continue to focus on meeting the needs of our customers and partnering with health care professionals to improve the health, well being and sense of security of the individuals we serve around the globe.”

CONSOLIDATED HIGHLIGHTS

The following is a reconciliation of adjusted income from operations1 to shareholders’ net income (after-tax; dollars in millions, except per share amounts):

				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010

Adjusted income from operations1	$313	$285	$299	$1,277
Net realized investment gains (losses), net of taxes	21	(2)	18	50
GMIB results, net of taxes2, 4	85	60	(10)	(24)
Special items, net of taxes5	42	(13)	-	42
Shareholders' net income1	$461	$330	$307	$1,345

Adjusted income from operations1, per share	$1.15	$1.03	$1.10	$4.64
Shareholders' net income1, per share	$1.69	$1.19	$1.13	$4.89

•	Cash and short term investments at the parent company were $810 million at December 31, 2010 and $475 million at December 31, 2009.

•
The Company repurchased8 approximately 6.2 million shares of its stock on the open market for $200 million during 2010 and approximately 1.8 million shares for $73 million from January 1, 2011 to February 2, 2011.

HIGHLIGHTS OF SEGMENT RESULTS

“Adjusted segment earnings (loss)” are adjusted income (loss) from operations1, as applicable, for each segment (see Exhibit 2).

Health Care

This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases.  Specialty health care includes behavioral, dental, disease and medical management, stop-loss, and pharmacy-related products and services.

Financial Results (dollars in millions, medical membership in thousands):

				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010

Premiums and Fees	$3,374	$2,806	$3,350	$13,319
Adjusted Segment Earnings, After-Tax	$207	$194	$240	$861
Segment Margin, After-Tax7	5.3%	6.0%	6.3%	5.6%

Aggregate Medical Membership	11,437	11,040	11,443

•
Overall, results in our Health Care segment reflect continued growth in our targeted customer segments, Middle Market and Select, driven by strong retention and new customer growth.  Results also benefited from attractive medical cost trend, aided by our continued focus on clinical quality, as well as sustained contributions from our specialty products.

•
Premiums and fees in the fourth quarter 2010 increased approximately 20% relative to fourth quarter 2009, primarily due to net membership growth and a change in membership mix to reflect a higher percentage of commercial and Medicare related risk businesses.  Excluding the Medicare Advantage Individual Private Fee for Service business, fourth quarter premiums and fees increased approximately 14% relative to fourth quarter 2009.

•
Fourth quarter 2010 adjusted segment earnings reflect favorable in year claim development of approximately $42 million after-tax related to lower-than-expected utilization, partially offset by increased operating expenses related to investments to support business growth, compliance costs and market segment expansion opportunities.

•
Health Care medical claims payable6 increased to approximately $1.0 billion at December 31, 2010 from $715 million at December 31, 2009, primarily due to membership growth in our commercial and Medicare related risk businesses.

Disability and Life

This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010

Premiums and Fees	$693	$647	$663	$2,667
Adjusted Segment Earnings, After-Tax	$72	$66	$60	$291
Segment Margin, After-Tax7	9.1%	9.0%	7.9%	9.5%

•	Segment results include continued strong retention and new sales of our disability management programs which improve productivity and lower costs for our customers and clients.

•	Fourth quarter 2010 adjusted segment earnings include an after-tax gain of $11 million from the sale of the workers’ compensation and case management business.

International

This segment includes CIGNA’s supplemental health, life, and accident insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions):

				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010

Premiums and Fees	$625	$504	$574	$2,268
Adjusted Segment Earnings, After-Tax	$57	$38	$50	$243
Segment Margin, After-Tax7	8.7%	7.2%	8.3%	10.2%

•
Segment results demonstrate continued effective execution of our growth strategy with strong revenue growth driven by attractive retention and sales in targeted markets within our supplemental Health, Life and Accident and Expatriate Benefits businesses.  Our International segment continues to deliver competitively strong margins.

Other Segments

Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010

Run-off Reinsurance	$1	$9	$(27)	$(27)
Other Operations	$20	$23	$22	$85
Corporate	$(44)	$(45)	$(46)	$(176)

•	Run-off Reinsurance includes the results for the Variable Annuity Death Benefits (VADBe)2 business and the workers compensation and personal accident businesses.

•	During the fourth quarter of 2010, we entered into a reinsurance transaction to transfer the remaining risk on the workers compensation and personal accident businesses to a third party.

OUTLOOK

•
CIGNA estimates full year 2011 consolidated adjusted income from operations1,3 to be in the range of $1.19 billion to $1.29 billion, or $4.30 to $4.70 per share.  This outlook reflects continued solid execution of our growth strategy, the expected impact of current health reform regulations and some acceleration of medical services utilization during 2011.

•	CIGNA’s earnings and earnings per share outlooks exclude the impact of any stock repurchase8 subsequent to the date of this release.

•
CIGNA estimates full year 2011 medical membership growth to be in the range of 0% to +3%, excluding membership losses from exits of non-strategic markets including the Medicare Advantage Individual Private Fee for Service business.

•
CIGNA's earnings and earnings per share outlooks assume break-even results for VADBe2 for full year 2011, which assumes that actual experience, including capital market performance, will be consistent with long term reserve assumptions.  See the Critical Accounting Estimates section of the Management’s Discussion and Analysis of the Company’s Form 10-K for more information on the effect of capital market assumption changes in shareholders’ net income.

•	Management will provide additional information about the 2011 earnings outlook on CIGNA's fourth quarter 2010 earnings call.

The foregoing statements represent management’s current estimate of CIGNA's 2011 consolidated and segment adjusted income from operations1,3 as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Statistical Supplement inclusive of the Investment Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review fourth quarter and full year 2010 results and discuss full year 2011 outlook is available in the Investor Relations, Event Calendar section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as shareholders’ income (loss) from continuing operations before net realized investment results.  Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 5) and excludes results of CIGNA's GMIB2 business.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss), shareholders’ income from continuing operations, and shareholders’ net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss), shareholders’ income from continuing operations, and consolidated shareholders’ net income.

2.
The Guaranteed Minimum Income Benefits (GMIB) business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance operations.  These businesses have been in run-off since 2000.

3.
Information is not available for management to (1) reasonably estimate future net realized investment gains (losses) or (2) reasonably estimate future GMIB2 business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ income from continuing operations.  Special items for 2011 may include potential adjustments associated with cost reduction, litigation, tax and assessment related items.  Information is not available for management to identify, other than these items, or reasonably estimate additional 2011 special items.

4.
The application of the FASB’s fair value disclosure and measurement guidance (ASC 820-10), which impacts reinsurance contracts covering GMIB2, does not represent management's expectation of the ultimate payout.  Changes in underlying contract holder account values, interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, and/or amount that will be required to ultimately settle the Company’s obligations, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations.

5.
Special items included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation of segment margins include:

Fourth Quarter 2010 and Year ended December 31, 2010
•
After-tax benefit of $101 million related to completion of an IRS examination and the after-tax charges of $39 million related to the early extinguishment of debt and $20 million related to the transfer of the workers compensation and personal accident businesses that are included in our Run-off Reinsurance operations.

Fourth Quarter 2009
•	After-tax charge of $13 million related to CIGNA's previously announced cost reduction plan.

6.
Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross Health Care medical claims payable balance was $1.2 billion as of December 31, 2010 and $921 million as of December 31, 2009.

7.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues.  For the three months ended December 31, 2009, segment margins including special items were 5.6% for Health Care, 8.7% for Disability and Life and 7.3% for International.

8.
Repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-employed trading blackout periods.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s strategic initiatives, litigation and other legal matters, operational improvement initiatives in the health care operations, and the outlook for the Company’s full year 2011 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s Health Care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s businesses;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost and medical membership results, (v) delivering quality member and provider service using effective technology solutions, (vi) lowering administrative costs and (vii) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to health care professionals, government investigations and proceedings, and tax audits and related litigation;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the Health Care business;
6.
risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates or sustained deterioration in the commercial real estate markets;
8.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business as well as a downgrade in financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

9.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by the Company to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company’s pension plans in future periods as well as the recognition of additional pension obligations;

14.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company’s operations, investments, liquidity and access to capital markets;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

16.
adverse changes in state, federal and international laws and regulations, including health care reform legislation and regulation which could, among other items, affect the way the Company does business, increase cost, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s products, services, market segments, technology and processes;

17.
amendments to income tax laws, which could affect the taxation of employer provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

18.
potential public health epidemics, pandemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

19.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
20.
challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;

21.	the ability to successfully complete the integration of acquired businesses; and
22.	the unique political, legal, operational, regulatory and other challenges associated with expanding our business globally.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

			Exhibit 1

CIGNA CORPORATION COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited) (Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

REVENUES

Premiums and fees	$4,725	$3,992	$18,393	$16,041
Net investment income	276	262	1,105	1,014
Mail order pharmacy revenues	367	338	1,420	1,282
Other revenues (1)	30	47	260	120
Net realized investment gains (losses)	31	(3)	75	(43)

Total	$5,429	$4,636	$21,253	$18,414

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Health Care	$207	$194	$861	$729
Disability and Life	72	66	291	279
International	57	38	243	182
Run-off Reinsurance	1	9	(27)	(24)
Other Operations	20	23	85	85
Corporate	(44)	(45)	(176)	(154)

Total	$313	$285	$1,277	$1,097

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)
Health Care (6) (7) (8)	$207	$182	$861	$731
Disability and Life (6) (7) (8)	72	64	291	284
International (6) (7) (8)	57	39	243	183
Run-off Reinsurance (3) (4)	163	69	26	185
Other Operations (8)	20	23	85	86
Corporate (4) (5) (8)	(79)	(45)	(211)	(142)

Total	440	332	1,295	1,327
Net realized investment gains (losses), net of taxes	21	(2)	50	(26)

Shareholders' income from continuing operations	461	330	1,345	1,301
Shareholders' income from discontinued operations	-	-	-	1

Shareholders' net income	$461	$330	$1,345	$1,302

DILUTED EARNINGS PER SHARE:

Adjusted income from operations (2)	$1.15	$1.03	$4.64	$3.98
Results of guaranteed minimum income benefits business, after-tax	0.31	0.22	(0.09)	0.76
Net realized investment gains (losses), net of taxes	0.08	(0.01)	0.18	(0.09)
Special item(s), after-tax (3) (4) (5) (6) (7) (8)	0.15	(0.05)	0.16	0.08
Shareholders' income from continuing operations	1.69	1.19	4.89	4.73
Shareholders' income from discontinued operations	-	-	-	-

Shareholders' net income	$1.69	$1.19	$4.89	$4.73
Weighted average shares (in thousands)	272,697	277,343	275,287	275,357

SHAREHOLDERS' EQUITY at December 31,:			$6,645	$5,417

SHAREHOLDERS' EQUITY PER SHARE at December 31,:			$24.44	$19.75

(1) Includes pre-tax losses of $85 million and $157 million for the fourth quarter and year ended December 31, 2010, respectively, and pre-tax losses of $50 million and $282 million for the fourth quarter and year ended December 31, 2009, respectively, from futures contracts entered into as part of a dynamic hedge program to manage equity risks in CIGNA's run-off reinsurance operations. CIGNA recorded corresponding offsets in benefits and expenses to adjust liabilities for reinsured guaranteed minimum death benefit contracts.

(2)  Adjusted income (loss) from operations is segment earnings (loss) (shareholders' income (loss) from continuing operations before net realized investment gains (losses)) excluding results of CIGNA's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss), shareholders' income from continuing operations and shareholders' net income presented in accordance with generally accepted accounting principles.

(3) The year ended December 31, 2010 includes a pre-tax charge of $31 million ($20 million after-tax) in Run-off Reinsurance related to the loss on a reinsurance transaction.

(4) The year ended December 31, 2010 includes a net tax benefit of $101 million related to the resolution of a Federal tax matter.
    - After-tax benefit of $97 million in Run-off Reinsurance and an after-tax benefit of $4 million in Corporate.

(5) The year ended December 31, 2010 includes a pre-tax charge of $59 million ($39 million after-tax) in Corporate related to the loss on early extinguishment of debt.

(6) The year ended December 31, 2009 includes a pre-tax charge of $44 million ($29 million after-tax) related to the previously announced cost reduction plan.
   - Pre-tax charge of $37 million ($24 million after-tax) in Health Care; a pre-tax charge of $5 million ($4 million after-tax) in Disability and Life; and a pre-tax charge of $2 million ($1 million after-tax) in International.

(7) The year ended December 31, 2009 reflects a pre-tax curtailment benefit of $46 million ($30 million after-tax) resulting from the decision to freeze CIGNA's pension plans.
   - Pre-tax benefit of $39 million ($25 million after-tax) in Health Care; pre-tax benefit of $6 million ($4 million after-tax) in Disability and Life; and pre-tax benefit of $1 million ($1 million after-tax) in International.

(8) The year ended December 31, 2009 includes a net tax benefit of $20 million resulting from the completion of the 2005 and 2006 IRS examinations.
   - After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $1 million in International; after-tax benefit of $1 million in Other Operations; and an after-tax benefit of $12 million in Corporate.

Exhibit 2
CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share			Consolidated			Health Care			Disability and Life
Three Months Ended	4Q10	4Q09	3Q10	4Q10	4Q09	3Q10	4Q10	4Q09	3Q10	4Q10	4Q09	3Q10

Adjusted income (loss) from operations (1)	$1.15	$1.03	$1.10	$313	$285	$299	$207	$194	$240	$72	$66	$60

Results of guaranteed minimum income benefits business	0.31	0.22	(0.04)	85	60	(10)	-	-	-	-	-	-

Special item(s), after-tax:
Loss on reinsurance transaction (2)	(0.07)	-	-	(20)	-	-	-	-	-	-	-	-
Resolution of Federal tax matter (3)	0.36	-	-	101	-	-	-	-	-	-	-	-
Loss on early extinguishment of debt (4)	(0.14)	-	-	(39)	-	-	-	-	-	-	-	-
Charge for cost reduction plan (6)	-	(0.05)	-	-	(13)	-	-	(12)	-	-	(2)	-

Segment earnings (loss) (1)	1.61	1.20	1.06	440	332	289	$207	$182	$240	$72	$64	$60
Net realized investment gains (losses), net of taxes	0.08	(0.01)	0.07	21	(2)	18
Shareholders' income from continuing operations (8)	1.69	1.19	1.13	461	330	307
Shareholders' income from discontinued operations	-	-	-	-	-	-
Shareholders' net income (8)	$1.69	$1.19	$1.13	$461	$330	$307

	International			Run-off Reinsurance			Other Operations			Corporate
Three Months Ended	4Q10	4Q09	3Q10	4Q10	4Q09	3Q10	4Q10	4Q09	3Q10	4Q10	4Q09	3Q10

Adjusted income (loss) from operations (1)	$57	$38	$50	$1	$9	$(27)	$20	$23	$22	$(44)	$(45)	$(46)

Results of guaranteed minimum income benefits business	-	-	-	85	60	(10)	-	-	-	-	-	-

Special item(s), after-tax:
Loss on reinsurance transaction (2)	-	-	-	(20)	-	-	-	-	-	-	-	-
Resolution of Federal tax matter (3)	-	-	-	97	-	-	-	-	-	4	-	-
Loss on early extinguishment of debt (4)	-	-	-	-	-	-	-	-	-	(39)	-	-
Charge for cost reduction plan (6)	-	1	-	-	-	-	-	-	-	-	-	-

Segment earnings (loss) (1)	$57	$39	$50	$163	$69	$(37)	$20	$23	$22	$(79)	$(45)	$(46)

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share		Consolidated		Health Care		Disability and Life
Year Ended December 31,	2010	2009	2010	2009	2010	2009	2010	2009

Adjusted income (loss) from operations (1)	$4.64	$3.98	$1,277	$1,097	$861	$729	$291	$279

Results of guaranteed minimum income benefits business	(0.09)	0.76	(24)	209	-	-	-	-

Special item(s), after-tax:
Loss on reinsurance transaction (2)	(0.07)	-	(20)	-	-	-	-	-
Resolution of Federal tax matter (3)	0.37	-	101	-	-	-	-	-
Loss on early extinguishment of debt (4)	(0.14)	-	(39)	-	-	-	-	-
Charge for cost reduction plan (6)	-	(0.10)	-	(29)	-	(24)	-	(4)
Curtailment benefit (5)	-	0.11	-	30	-	25	-	4
Completion of IRS examination (7)	-	0.07	-	20	-	1	-	5

Segment earnings (loss) (1)	4.71	4.82	1,295	1,327	$861	$731	$291	$284
Net realized investment gains (losses), net of taxes	0.18	(0.09)	50	(26)
Shareholders' income from continuing operations (8)	4.89	4.73	1,345	1,301
Shareholders' income from discontinued operations	-	-	-	1
Shareholders' net income (8)	$4.89	$4.73	$1,345	$1,302

	International		Run-off Reinsurance		Other Operations		Corporate
Year Ended December 31,	2010	2009	2010	2009	2010	2009	2010	2009

Adjusted income (loss) from operations (1)	$243	$182	$(27)	$(24)	$85	$85	$(176)	$(154)

Results of guaranteed minimum income benefits business	-	-	(24)	209	-	-	-	-

Special item(s), after-tax:
Loss on reinsurance transaction (2)	-	-	(20)	-	-	-	-	-
Resolution of Federal tax matter (3)	-	-	97	-	-	-	4	-
Loss on early extinguishment of debt (4)	-	-	-	-	-	-	(39)	-
Charge for cost reduction plan (6)	-	(1)	-	-	-	-	-	-
Curtailment benefit (5)	-	1	-	-	-	-	-	-
Completion of IRS examination (7)	-	1	-	-	-	1	-	12

Segment earnings (loss) (1)	$243	$183	$26	$185	$85	$86	$(211)	$(142)

(1) CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as shareholders' income (loss) from continuing operations before net realized investment gains (losses). Adjusted income (loss) from operations is defined as segment earnings excluding special items and results of CIGNA's guaranteed minimum income benefit business.

(2) The year ended December 31, 2010 includes a pre-tax charge of $31 million ($20 million after-tax) related to the loss on a reinsurance transaction.

(3) The year ended December 31, 2010 includes a net tax benefit of $101 million related to the resolution of a Federal tax matter.

(4) The year ended December 31, 2010 includes a pre-tax charge of $59 million ($39 million after-tax) related to the loss on early extinguishment of debt.

(5) The year ended December 31, 2009 includes a pre-tax curtailment benefit of $46 million ($30 million after-tax) resulting from the decision to freeze CIGNA's pension plans.

(6) The year ended December 31, 2009 includes a  pre-tax charge of $44 million ($29 million after-tax) related to the previously announced cost reduction plan.

(7) The year ended December 31, 2009 includes a net tax benefit of $20 million resulting from the completion of the 2005 and 2006 IRS examinations.

(8) Shareholders' income from continuing operations and shareholders' net income are presented in accordance with generally accepted accounting principles (GAAP).